UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2006

HUMAN BIOSYSTEMS

(Exact name of registrant as specified in its charter)

000-28413
(Commission File No.)

California                                                     77-0481056

(State or other jurisdiction Incorporated)     (I.R.S Employer Identification No.)

1127 Harker Avenue, Palo Alto, CA 94301

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On March 7, 2006, Human BioSystems, a California corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with La Jolla Cove Investors, Inc., a California corporation (“La Jolla Cove”).  Pursuant to the Agreement, La Jolla Cove agreed to purchase from the Company a 6¾% Convertible Debenture in the aggregate principal amount of $30,000 (the “Debenture”).  The number of shares of common stock into which the Debenture is convertible is equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the Debenture being converted, divided by the conversion price.  If the Volume Weighted Average Price of the Company’s common stock is below $0.50 per share on the date that La Jolla Cove elects to convert a portion of the Debenture, the Company may prepay such portion of the Debenture

(plus any accrued but unpaid interest) and the prepaid Warrant exercise price associated with such portion of the Debenture, at 110% of such amounts.

In connection with the Debenture, the Company issued to La Jolla Cove a Warrant to Purchase Common Stock (the “Warrant”), dated as of March 7, 2006, to purchase an aggregate of 3,000,000 shares of the Company’s common stock.  The Warrant has an exercise price of $1.09 per share, and expires in March 2009.   The Warrant is to be exercised in an amount equal to 100 times the amount of the Debenture that is being converted.  La Jolla Cove has advanced the sum of $95,000 to the Company as a prepayment for the exercise of a portion of the Warrant.

In connection with the Company’s sale of the Debenture, the Company and La Jolla Cove also entered into a Registration Rights Agreement, dated March 7, 2006, for the registration of the shares of common stock to be issued upon conversion of the Debenture and exercise of the Warrant.  La Jolla Cove will advance the Company up to $50,000 for the payment of legal and accounting fees in connection with this registration.  This advance will represent a prepayment for the exercise of a portion of the Warrant.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2006, the Company sold the Debenture to La Jolla Cove (see Item 1.01 above).  The Company is obligated to pay interest on the principal amount of the Debenture, in arrears, on the 15th of each month until the principal is paid in full.  The Debenture may not be prepaid without the written consent of La Jolla Cove.  Beginning with the month in which a registration statement covering the shares issuable upon conversion of the Debenture is declared effective, La Jolla Cove must convert 5% of the principal amount of the Debenture each month.  Any principal amount in excess of 5% converted in one month shall be carried forward and applied against the next month’s 5% minimum conversion requirement.  If La Jolla Cove fails to convert at least 5% of the principal amount of the Debenture in any one month, La Jolla Cove may not collect interest on the Debenture for that month and the Company may prepay, at par, an amount of the Debenture equal to 5% less the amount actually converted by La Jolla Cove in that month.

The Company will incur certain penalties if the above-referenced registration statement is not declared effective by a specific date or if it ceases to be effective.  In addition, the Company will incur certain penalties if it attempts to challenge, deny, limit or delay the conversion of the Debenture.  A default may be declared, and repayment of the Debenture accelerated (at 150% of the principal balance) if the Company fails to make timely payments under the Debenture, is found to have made any false or misleading representations and warranties in any of the transaction documents, becomes insolvent, admits in writing its inability to repay creditors or initiates bankruptcy or insolvency proceedings (or has such proceedings initiated against it), has judgments against it or defaults under an agreement in an amount in excess of $100,000, or has its common stock delisted from the Over the Counter Bulletin Board or suspended from trading.

Item 3.02  Unregistered Sales of Equity Securities.

On March 7, 2006, the Company sold the Debenture and the Warrant to La Jolla Cove (see Item 1.01 above).  This issuance was made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and was made without general solicitation or advertising.  The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to the Company that the securities were being acquired for investment purposes.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired: Not Applicable

(b)

Pro Forma Financial Information: Not Applicable

(c)

Exhibits: The following exhibits are included as part of this report:

Exhibit No.

 Description

--------------  ---------------

4.1

Securities Purchase Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove.

4.2

6 ¾ % Convertible Debenture, dated March 7, 2006, by and between the Company and La Jolla Cove.

4.3

Addendum to Convertible Debenture, dated March 7, 2006, by and between the

Company and La Jolla Cove.

4.4

Warrant to Purchase Common Stock, dated March 7, 2006.

4.5

Addendum To Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove.

4.6

Registration Rights Agreement, dated March 7, 2006, by and between the Company and La Jolla Cove.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2006

HUMAN BIOSYSTEMS

By:   /s/ Harry Masuda

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         Harry Masuda

         CEO